Exhibit 99.2

Contact:	FOR RELEASE:
Richard E. Moran Jr. Executive Vice President and Chief Financial Officer (310) 481-8483 or Tyler H. Rose Senior Vice President and Treasurer (310) 481-8484	January 30, 2006

KILROY REALTY CORPORATION REPORTS

FOURTH QUARTER FINANCIAL RESULTS

LOS ANGELES, CA, January 30, 2006 – Kilroy Realty Corporation (NYSE: KRC) today reported financial results for its fourth quarter ended December 31, 2005, with a net loss for common stockholders of $1.6 million, or $0.06 per share, compared to net income available for common stockholders of $3.3 million, or $0.12 per share, in the fourth quarter of 2004. Revenues from continuing operations in the fourth quarter totaled $61.0 million, up from $57.2 million in the prior year’s fourth quarter. Funds from operations (FFO) for the period totaled $8.5 million, or $0.26 per share, compared to $19.1 million, or $0.59 per share, in the year-earlier quarter.

For its fiscal year ended December 31, 2005, Kilroy Realty reported net income available for common stockholders of $24.2 million, or $0.84 per share, compared to $30.0 million, or $1.06 per share, in fiscal 2004. Revenues from continuing operations in 2005 totaled $241.7 million, up from $218.1 million in 2004. FFO for the year totaled $63.6 million, or $1.95 per share, compared to $87.6 million, or $2.70 per share, in 2004.

All per-share amounts in this report are presented on a diluted basis.

“Commercial real estate markets in Southern California showed meaningful improvement during 2005,” said John B. Kilroy, Jr., president and chief executive officer of KRC. “We capitalized on the stronger environment with an aggressive leasing program that boosted our stabilized year-end occupancy to 95% and a strategic development program that has positioned the company for long-term growth.”

In total, KRC added new and redeveloped properties to its stabilized portfolio in 2005 that have a total estimated investment of $137 million, including $23 million of new development, $83 million of redevelopment, and $31 million of acquisitions. These properties, totaling approximately 762,000 rentable square feet, were 86% leased or committed at year-end.

Entering 2006, KRC has two development projects currently under construction. The two projects encompass five buildings that total approximately 538,000 square feet and that are each 100% preleased. These two development projects represent a total estimated investment of approximately $166 million, of which $40 million has been spent to date.

The company also significantly expanded its pipeline of developable land in strategic areas of coastal San Diego County during 2005, acquiring 11 acres of fully entitled land along the 56 Freeway and contracting to acquire an additional 25 acres in Carlsbad. KRC now owns entitled land representing potential development of approximately 1.8 million square feet of office space in the San Diego region.

Earnings guidance for 2006 will be discussed by KRC management during the company’s January 31, 2006 earnings conference call. The call will begin at 11:00 a.m. PDT and last approximately one hour. Those interested in listening via the Internet can access the conference call at www.kilroyrealty.com. Please go to the website 15 minutes before the call and register. It may be necessary to download audio software to hear the conference call. Those interested in listening via telephone can access the conference call at (800) 901-5213, reservation #16425520. A replay of the conference call will be available via phone through February 9, 2006 at (888) 286-8010, reservation #80200094 or via the Internet at the company’s website.

Some of the information presented in this release is forward looking in nature within the meaning of the Private Securities Litigation Reform Act of 1995. Although Kilroy Realty Corporation believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, there can be no assurance that its expectations will be achieved. Certain factors that could cause actual results to differ materially from Kilroy Realty’s expectations are set forth as risk factors in the company’s Securities and Exchange Commission reports and filings. Included among these factors are changes in general economic conditions, including changes in the economic conditions affecting industries in which its principal tenants compete; Kilroy Realty’s ability to timely lease or re-lease space at current or anticipated rents; changes in interest rates; changes in operating costs, including utility costs; future demand for its debt and equity securities; its ability to refinance its debt on reasonable terms at maturity; its ability to complete current and future development projects on schedule and on budget; the demand for office space in markets in which Kilroy Realty has a presence; and risks detailed from time to time in the company’s SEC reports, including quarterly reports on Form 10-Q, current reports on Form 8-K and annual reports on Form 10-K. Many of these factors are beyond Kilroy Realty’s ability to control or predict. Forward-looking statements are not guarantees of performance. For forward-looking statements herein, Kilroy Realty claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Kilroy Realty Corporation, a member of the S&P Small Cap 600 Index, is a Southern California-based real estate investment trust active in the office and industrial property sectors. For more than 50 years, the company has owned, developed, acquired and managed real estate assets primarily in the coastal regions of California and Washington. Kilroy Realty currently has an in-process development pipeline of approximately 538,000 square feet of office space in San Diego County. At December 31, 2005, the company owned 7.9 million rentable square feet of commercial office space and 4.6 million rentable square feet of industrial space. More information is available at www.kilroyrealty.com.

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KILROY REALTY CORPORATION

SUMMARY QUARTERLY RESULTS

(unaudited, in thousands, except per share data)

	Three Months Ended December 31, 2005	Three Months Ended December 31, 2004	Year Ended December 31, 2005	Year Ended December 31, 2004
Revenues from continuing operations	$60,997	$57,227	$241,715	$218,111
Revenues including discontinued operations	$61,147	$58,504	$242,970	$225,675
Net (loss) income available for common stockholders (1)	$(1,648)	$3,326	$24,211	$29,988
Weighted average common shares outstanding—basic	28,785	28,368	28,711	28,244
Weighted average common shares outstanding—diluted	28,972	28,581	28,873	28,422
Net (loss) income per share of common stock—basic	$(0.06)	$0.12	$0.84	$1.06
Net (loss) income per share of common stock—diluted	$(0.06)	$0.12	$0.84	$1.06
Funds From Operations (2), (3)	$8,506	$19,069	$63,603	$87,643
Weighted average common shares/units outstanding—basic (4)	32,485	32,358	32,460	32,317
Weighted average common shares/units outstanding—diluted (4)	32,672	32,572	32,622	32,495
Funds From Operations per common share/unit—basic (4)	$0.26	$0.59	$1.96	$2.71
Funds From Operations per common share/unit—diluted (4)	$0.26	$0.59	$1.95	$2.70
Common shares outstanding at end of period			28,971	28,549
Common partnership units outstanding at end of period			3,670	3,989

Total common shares and units outstanding at end of period			32,641	32,538

			December 31, 2005	December 31, 2004
Stabilized portfolio occupancy rates:
Los Angeles			91.2%	86.5%
Orange County			98.2%	99.2%
San Diego			94.9%	97.1%
Other			94.0%	92.3%

Weighted average total			95.0%	94.6%
Total square feet of stabilized properties owned at end of period:
Office			7,948	7,674
Industrial			4,587	4,603

Total			12,535	12,277

(1)	Net income after minority interests.
(2)	Reconciliation of Net Income to Funds From Operations and management statement on Funds From Operations are included after the Consolidated Statements of Operations.
(3)	Reported amounts are attributable to common shareholders and common unitholders.
(4)	Calculated based on weighted average shares outstanding assuming conversion of all common limited partnership units outstanding.

KILROY REALTY CORPORATION CONSOLIDATED BALANCE SHEETS

(unaudited, in thousands)

	December 31, 2005	December 31, 2004
ASSETS
REAL ESTATE ASSETS:
Land and improvements	$321,988	$304,033
Buildings and improvements	1,494,958	1,465,285
Undeveloped land and construction in progress	137,025	93,912

Total real estate held for investment	1,953,971	1,863,230
Accumulated depreciation and amortization	(416,597)	(372,656)

Total real estate assets, net	1,537,374	1,490,574
Cash and cash equivalents	3,881	4,853
Restricted cash	703	332
Current receivables, net	5,759	4,843
Deferred rent receivables, net	55,048	46,816
Note receivable	11,213
Deferred leasing costs and other related intangibles, net	50,074	50,711
Deferred financing costs, net	5,256	5,849
Prepaid expenses and other assets	5,166	5,046

TOTAL ASSETS	$1,674,474	$1,609,024

LIABILITIES & STOCKHOLDERS’ EQUITY
LIABILITIES:
Secured debt	$473,282	$490,441
Unsecured senior notes	144,000	144,000
Unsecured line of credit	225,000	167,000
Accounts payable, accrued expenses and other liabilities	134,558	73,005
Accrued distributions	17,856	16,923
Rents received in advance, tenant security deposits and deferred revenue	36,410	37,979

Total liabilities	1,031,106	929,348

MINORITY INTERESTS:
7.45% Series A Cumulative Redeemable Preferred unitholders	73,638	73,638
Common unitholders of the Operating Partnership	50,462	59,491

Total minority interests	124,100	133,129

STOCKHOLDERS’ EQUITY:
7.80% Series E Cumulative Redeemable Preferred stock	38,425	38,425
7.50% Series F Cumulative Redeemable Preferred stock	83,157	83,157
Common stock	289	286
Additional paid-in capital	523,609	515,518
Deferred compensation	(1,998)	(1,412)
Distributions in excess of earnings	(124,214)	(89,427)

Total stockholders’ equity	519,268	546,547

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$1,674,474	$1,609,024

KILROY REALTY CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited, in thousands, except per share data)

	Three Months Ended December 31, 2005	Three Months Ended December 31, 2004	Year Ended December 31, 2005	Year Ended December 31, 2004
REVENUES:
Rental income	$55,646	$50,363	$217,749	$195,760
Tenant reimbursements	5,268	6,053	23,073	21,149
Other property income	83	811	893	1,202

Total revenues	60,997	57,227	241,715	218,111

EXPENSES:
Property expenses	9,785	8,759	39,997	33,865
Real estate taxes	4,496	4,082	17,444	16,295
Provision for bad debts	(1,444)	798	(648)	886
Ground leases	421	405	1,679	1,401
General and administrative expenses	25,242	11,679	66,456	34,021
Interest expense	10,452	8,975	39,153	33,994
Depreciation and amortization	17,739	15,137	67,352	58,551

Total expenses	66,691	49,835	231,433	179,013

OTHER INCOME AND EXPENSE:
Interest and other income	270	59	604	521
Net settlement receipts (payments) on interest rate swaps	221	(503)	364	(2,893)
(Loss) gain on derivative instruments	(101)	956	378	3,099

Total other income and expense	390	512	1,346	727

(Loss) income from continuing operations before minority interests	(5,304)	7,904	11,628	39,825
Minority interests:
Distributions on Cumulative Redeemable
Preferred units	(1,397)	(2,183)	(5,588)	(9,579)
Original issuance costs of redeemed preferred units		(1,200)		(1,200)
Minority interest in loss (earnings) of Operating Partnership attributable to continuing operations	1,051	(398)	411	(3,202)

Total minority interests	(346)	(3,781)	(5,177)	(13,981)

(Loss) income from continuing operations	(5,650)	4,123	6,451	25,844
Discontinued operations:
Revenues from discontinued operations	150	1,277	1,255	7,564
Expenses from discontinued operations	(84)	(828)	(1,091)	(4,184)
Net gain on disposition of discontinued operations	7,155		30,764	6,148
Impairment loss on property held for sale				(726)
Minority interest in earnings of Operating Partnership attributable to discontinued operations	(817)	(48)	(3,560)	(1,105)

Total income from discontinued operations	6,404	401	27,368	7,697

Net income	754	4,524	33,819	33,541
Preferred dividends	(2,402)	(1,198)	(9,608)	(3,553)

Net (loss) income available for common stockholders	$(1,648)	$3,326	$24,211	$29,988

Weighted average shares outstanding—basic	28,785	28,368	28,711	28,244
Weighted average shares outstanding—diluted	28,972	28,581	28,873	28,422
Net (loss) income per common share—basic	$(0.06)	$0.12	$0.84	$1.06

Net (loss) income per common share—diluted	$(0.06)	$0.12	$0.84	$1.06

KILROY REALTY CORPORATION FUNDS FROM OPERATIONS

(unaudited, in thousands, except per share data)

	Three Months Ended December 31, 2005	Three Months Ended December 31, 2004	Year Ended December 31, 2005	Year Ended December 31, 2004
Net (loss) income available for common stockholders	$(1,648)	$3,326	$24,211	$29,988
Adjustments:
Minority interest in earnings Minority interest in (loss) earnings of Operating Partnership	(234)	446	3,149	4,307
Depreciation and amortization	17,543	15,297	67,007	59,496
Net gain on disposition of discontinued operations	(7,155)		(30,764)	(6,148)

Funds From Operations (1), (2)	$8,506	$19,069	$63,603	$87,643

Weighted average common shares/units outstanding—basic	32,485	32,358	32,460	32,317
Weighted average common shares/units outstanding—diluted	32,672	32,572	32,622	32,495
Funds From Operations per common share/unit—basic	$0.26	$0.59	$1.96	$2.71

Funds From Operations per common share/unit—diluted	$0.26	$0.59	$1.95	$2.70

(1)	Management believes that Funds From Operations (“FFO”) is a useful supplemental measure of the Company’s operating performance. The Company computes FFO in accordance with the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). The White Paper defines FFO as net income or loss computed in accordance with generally accepted accounting principles (“GAAP”), excluding extraordinary items, as defined by GAAP, and gains and losses from sales of depreciable operating property, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), and after adjustment for unconsolidated partnerships and joint ventures. Other real estate investment trusts (“REITs”) may use different methodologies for calculating FFO and, accordingly, the Company’s FFO may not be comparable to other REITs.

Because FFO excludes depreciation and amortization, gains and losses from property dispositions, and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities, general and administrative expenses, and interest costs, providing perspective on operating performance not immediately apparent from net income. In addition, management believes that FFO provides useful information to the investment community about the Company’s operating performance when compared to other REITs since FFO is generally recognized as the industry standard for reporting the operations of REITs.

However, FFO should not be viewed as an alternative measure of the Company’s operating performance since it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company’s properties, which are significant economic costs that could materially impact the Company’s results of operations.

(2)	Reported amounts are attributable to common shareholders and common unitholders.